UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2018

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2018, Black Box Corporation (the “Company”) and Norstan Communications, Inc. (“Seller”), a direct wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with NXOF Intermediate Holdings, Inc., an affiliate of a private equity firm (“Buyer”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Seller agreed to sell to Buyer all of the issued and outstanding membership interests of NextiraOne Federal, LLC (“NextiraOne”) for an aggregate cash consideration of $75,000,000 in cash on a cash-free, debt-free basis. NextiraOne, together with its direct wholly-owned subsidiary Mutual Telecom Services Inc., operates the Company’s federal government IT services business (the “Federal Business”).

As the Company previously disclosed in a Form 8-K, filed with the Securities and Exchanges Commission (“SEC”) on July 2, 2018, which is incorporated herein by reference in its entirety, the Company and certain direct and indirect wholly-owned subsidiaries of the Company entered into a Second Amendment, dated June 29, 2018, with PNC Bank, National Association, as administrative agent (the “Agent”), and certain other lenders party thereto (together with the Agent, the “Lenders”) to amend the Credit Agreement entered into among the Loan Parties, the Agent and the Lenders on May 9, 2016 (as amended by the Amendment and Joinder Agreement, dated August 9, 2017, and the Second Amendment, the “Amended Credit Agreement”). The Amended Credit Agreement established a new “last in first out” senior revolving credit facility in an amount not to exceed $10,000,000 (the “LIFO Facility”), which is currently used to finance the Company’s budgeted cash flow needs. The Credit Agreement required the Company to satisfy certain milestones related to the sale of the Federal Business, including the execution of the Purchase Agreement on or prior to July 31, 2018 (which deadline was extended by the Agent, as disclosed by the Company in a Form 8-K, filed with the SEC on August 6, 2018) and the consummation of the sale of the Federal Business by August 31, 2018 (subject to extension by the Agent under the Amended Credit Facility). The net proceeds of the sale of the Federal Business, after fees, costs, expenses and accrued interest under the Amended Credit Facility, will be used to pay down all outstanding indebtedness under the LIFO Facility, which will then remain available for future borrowings (subject to continued compliance with the Amended Credit Agreement). The remainder of the net proceeds will be used to pay down other indebtedness under the Amended Credit Agreement.

The Purchase Agreement contains customary representations, warranties and covenants, including, among others, covenants by Seller to conduct the Federal Business in the ordinary course between the date of the Purchase Agreement and the closing of the transaction (the “Closing”). The Closing is subject to customary closing conditions and the parties do not anticipate any material regulatory filings or third party consents will be required. Buyer intends to obtain third party debt financing as well as equity financing to fund the purchase price and has provided Seller with customary financing commitment letters, however, Buyer’s receipt of such financing is not a condition to Closing. The Closing will occur on the second business day following the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement, but the Closing will not take place earlier than the 10th business day following the execution date of the Purchase Agreement unless otherwise mutually agreed by the parties. The parties anticipate that the Closing will occur on or prior to August 31, 2018.

Seller may terminate the Purchase Agreement due to Buyer’s breach of the Purchase Agreement or failure to consummate the transaction, in which case, Buyer will be required to pay a termination fee of $2,500,000. Seller also has certain rights to obtain specific performance to close the transaction in the event Buyer fails to close despite the satisfaction of all closing conditions and the availability of Buyer’s third party financing.

Seller has agreed to deliver the Federal Business to Buyer with a level of working capital between $22,000,000 and $26,000,000. The purchase price will be reduced for any shortfall in working capital below $22,000,000 or increased by any excess in working capital above $26,000,000. If the working capital amount is between $22,000,000 and $26,000,000, no adjustment will be made.

The parties have agreed to place $3,000,000 (the “Escrow Fund”) in escrow. After the Final Adjustment Determination Date and the release of funds from the Escrow Fund to Buyer to cover a shortfall in the purchase price adjustment, if any, Seller will be entitled to receive a distribution from the Escrow Fund. If the Company has consummated a Permitted Alternative Transaction prior to the Final Adjustment Determination Date, then the Escrow Agent will distribute the entire remaining balance of the Escrow Fund, if any, to Seller. If the Company has not consummated a Permitted Alternative Transaction prior to the Final Adjustment Determination Date, then the Escrow Agent will retain not more than $1,000,000 for a period of 18 months to satisfy indemnification claims.

At the Closing, the Company, Seller, Buyer and NextiraOne will enter into certain post-Closing commercial agreements, including among other things, a restrictive covenants agreement (the “Restrictive Covenants Agreement”), where the Company will agree, on behalf of itself and its controlled affiliates, for a period of five years after Closing (or reduced to three years following a

Change of Control (as defined in the Restrictive Covenants Agreement)), to refrain from competing with the Federal Business or soliciting certain customers of the Federal Business. In addition, the Company will, and will cause its affiliates to, refrain from using the name “Black Box” to compete with the Federal Business for a period of five years after Closing, which period will be reduced to three years following any Change of Control (as defined in the Restrictive Covenants Agreement) of the Company. Buyer and NextiraOne, on the one hand, and the Company, on the other hand, will agree not to (and cause their respective affiliates not to) solicit or hire (a) management-level employees, as of the Closing, of the other party for a period of three years after the Closing and (b) other employees, as of the Closing, of the other party for a period of six months after the Closing, subject to certain exceptions.

The foregoing descriptions of the Purchase Agreement and the Restrictive Covenants Agreement are only a summary, do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the form of Restrictive Covenants Agreement, copies of each of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference in their entirety.

Item 8.01 Other Events

Press Release

On August 18, 2018, the Company issued a press release announcing Seller’s entry into the Purchase Agreement and the sale of the Federal Business to Buyer. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Cautionary Forward-Looking Statements

When included in this Form 8-K, the words "expects," "believes," and "anticipates" and analogous expressions are intended to identify forward-looking statements. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, such risks and uncertainties may include, among others: the consummation of the sale of the Federal Business and statements related to the Company's pursuit of other strategic alternatives. Actual results could differ from those projected due to numerous factors, including, without limitation, the parties' ability to successfully complete the sale of the Federal Business; the timing for completion; unanticipated delays and transaction expenses; and the ability of the Company to consummate other strategic alternatives. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and in the Company's Current Report on Form 8-K filed on July 2, 2018. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01
Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement, dated August 17, 2018, by and among Buyer, Seller and the Company.
10.2	Form of Restrictive Covenants Agreement, by and among Buyer, NextiraOne and the Company.
99.1	Press Release, dated August 18, 2018, entitled “Black Box Corporation Announces Definitive Agreement for the Sale of Its Federal Government IT Services Business”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: August 20, 2018
/s/ DAVID J. RUSSO
David J. Russo
Executive Vice President, Chief Financial Officer
and Treasurer (Principal Accounting Officer)